Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated October 24, 2015 on the financial statements of eTarg Media ApS as of and for the years ended December 31, 2014 and 2013 and to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ L J Soldinger Associates LLC

Deer Park, Illinois
November 24, 2015